U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 28, 2011

NORTH AMERICAN ENERGY RESOURCES, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada

(State or Other Jurisdiction of

Incorporation or Organization)

0-52522	98-0550352
(Commission File Number)	(I.R.S. Employer Identification No.)

228 St. Charles Avenue., Suite 724, New Orleans, Louisiana 70130

(Address of principal executive offices including zip code)

(504) 561-1151

(Registrant’s telephone number, including area code)

EXPLANATORY NOTE

This Current Report on Form 8-K/A amends Item 9.01 of the Current Report on Form 8-K filed by North American Energy Resources, Inc. (the “Company”) with the Securities and Exchange Commission (“SEC”) on November 3, 2011 (the “Original Filing”). At the time of the Original Filing, the Company applied to the SEC for confidential treatment of certain information contained in Exhibit 10.2 of Item 9.01 and, as a result, did not disclose such information in the Original Filing. Additionally, the Original Filing included as Exhibit 99.2 a list of omitted exhibits. The SEC subsequently denied the Company’s application for confidential treatment, and as a result, the Company is filing this Current Report on Form 8-K/A to include the previously undisclosed information in Exhibits 10.2 and 99.2 of Item 9.01.

Except for the amended information included in Item 9.01, this Current Report on Form 8-K/A continues to describe conditions as of the date of the Original Filing, and the disclosures contained herein have not been updated to reflect events, results or developments that have occurred after the Original Filing, or to modify or update those disclosures affected by subsequent events. Among other things, forward-looking statements made in the Original Filing have not been revised to reflect events, results, or developments that have occurred or facts that have become known to us after the date of the Original Filing, and such forward-looking statements should be read in their historical context. This Current Report on Form 8-K/A should be read in conjunction with the Company’s filings made with the SEC subsequent to the Original Filing, including any amendments to those filings.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

The following exhibits are furnished as a part of this Current Report on Form 8-K/A:

10.2 Asset Purchase Agreement, executed October 28, 2011, by and among Company and Seller, including the Exhibits and Schedules thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTH AMERICAN ENERGY RESOURCES, INC. By: ______________________________ Clinton W. Coldren, Chief Executive Officer
DATE: January 19, 2012